UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2009

Opexa Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

001-33004	76-0333165
(Commission File Number)	(I.R.S. Employer Identification No.)
2635 N. Crescent Ridge Drive The Woodlands, Texas	77381
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 20, 2009, the Company announced that it had received a letter from NASDAQ stating that the Company did not comply with Listing Rule 5550(b)(1) relating to stockholders’ equity. Management is working on a plan that it will submit to NASDAQ outlining the manner in which the company plans to regain compliance. The plan will include the recently completed first tranche of financing completed on April 14, 2009, together with additional planned development and financing milestones. A copy of this press release is furnished as Exhibit 99.1 to this Current Report.

Item 8.01     Other Event.

On April 24, 2009, the Company announced that data from its Phase I/II dose escalation study has been recently published in the May 2009 edition of the “Journal of Clinical Immunology”. A copy of this press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01     Financial Statements and Exhibits.

(c)       Exhibit 99.1

The following exhibit is to be filed as part of this 8-K:

Exhibit No.	Description

99.1	Press release issued April 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEXA THERAPEUTICS, INC.

By: /s/ Neil K. Warma
Neil K. Warma
Chief Executive Officer

DATE:	April 23, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued April 24, 2009